UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 18, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2024, FOXO Technologies Inc., a Delaware corporation (the “Company”), filed an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form of a Certificate of Designation (the “Designation”) that authorized for issuance of up to 35,000 shares of a new series of Preferred Stock, par value $0.0001 per share, of the Company designated “Series A Cumulative Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”) and established the rights, preferences and limitations thereof. The Board authorized the Series A Preferred Stock pursuant to the authority given to the Board under the Certificate of Incorporation, which authorizes the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.0001 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

Voting Rights

The Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock:

(i)	Alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation;

(ii)	Amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders;

(iii)	Increase the number of authorized shares of Preferred Stock;

(iv)	Create or authorize the creation of, or issue or obligate itself to issue, any class or series of capital stock, unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption;

(v)	Reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such security senior or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(vi)	Purchase, redeem or otherwise acquire (or permit any subsidiary to purchase, redeem or otherwise acquire) any shares of preferred stock of the Company, or otherwise pay to or make available for a sinking fund any money for the redemption of any such shares (other than the Preferred Stock pursuant to the redemption provisions in Section 9 of the Certificate of Designation); or

(vii)	Enter into any agreement with respect to any of the foregoing.

The holders of shares of Series A Preferred Stock, the holders of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes determined by dividing the Stated Value of such share of Series A Preferred Stock by the higher of $0.01 (such dollar amount being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the original issue date) or the VWAP of the trading day immediately prior to the record date of the vote; provided, however, that, prior to the receipt of approval as may be required by the applicable rules and regulations of the NYSE American (or any successor entity) from the stockholders of the Company with respect to the issuance of the Conversion Shares and voting rights (the “Stockholder Approval”), the Series A Preferred Stock beneficially owned by the holders or any of their respective affiliates may only be voted to the extent that the aggregate voting power of all of the Company’s voting stock that is beneficially owned by the holders and their respective affiliates does not exceed 19.99% of the aggregate voting power of all of the Company’s voting stock outstanding on the applicable record date for determining stockholders who may vote with respect to any proposal (the “Voting Cap”).

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends in an amount for each share of Series A Preferred Stock equal to 5% per annum (the “Dividend Rate”) multiplied by $1,000 (the “Stated Value”). Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), starting March 15, 2025; provided, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon (whether declared or not declared) and any other fees or liquidated damages then due and owing thereon, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any of the Common Stock and all other Common Stock equivalents of the Company other than those securities (i) which are explicitly senior or pari passu to the Series A Preferred Stock, or (ii) to which the Series A Preferred Stock is explicitly junior in dividend rights or liquidation preference (the “Junior Securities”) or other capital stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder.

Conversion Rights

Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock, plus any accrued and unpaid dividends thereon (whether declared or not declared), by the higher of $0.01 or 90% of the average VWAP of the five trading days immediately prior to the date the conversion notice is tendered by the holder (the “Conversion Price”).

The summary of the rights, privileges and preferences of the Series A Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company desires to provide an update on various legal proceedings below:

Illumina, Inc.

On June 21, 2024, Illumina, Inc. secured a judgment for $821,670.40 against the Company for non-payment of services rendered. The Company is in discussions with Illumina to reach a settlement of this liability and hopes to secure a settlement agreement to satisfy the debt by exchanging it for equity in the Company. The liability is included and disclosed in the Company’s prior financial statements. The Company cannot guarantee a successful outcome to current discussions and will continue to record the full liability in its financial statements.

Senior PIK Notes

On July 17, 2024, two holders of issued 15% Senior Promissory Notes issued by the Company in the aggregate principal amount of $3,458,000 (the “Senior PIK Notes”) initiated legal action against the Company for non-payment of amounts due under the Senior PIK Notes. The legal actions are for $378,625 and $757,250, respectively.

On October 18, 2024, the Company received the approval of over 50.01% of the holders of the Senior PIK Notes based on the Aggregate Original Principal Amount (as defined in the Senior PIK Notes) to enter into Amendment No. 1 to the Senior PIK Notes (the “Amendment”). Pursuant to the Amendment, the Senior PIK Notes will be automatically exchanged into shares of the Company’s Series B Cumulative Convertible Redeemable Preferred Stock, to be designated (the “Series B Preferred Stock”) effective as of 5:00 pm Eastern time on the second business day after the date on which the Company’s stockholders approve the conversion of the Series B Preferred Stock into shares of Class A Common Stock in accordance with the continued listing rules of the New York Stock Exchange American. The Senior PIK Notes (not including accrued and unpaid Interest (as defined in the Senior PIK Notes) which will be waived as part of the automatic exchange) will automatically exchange into a number of shares of Series B Preferred Stock equal to the Original Principal Amount (as defined in the Senior PIK Notes) divided by the Stated Value ($1,000) of the Series B Preferred Stock (the “Automatic Exchange”). Upon the Automatic Exchange, all Senior PIK Notes (including all accrued and unpaid Interest) (which total value was $4,706,628.92 at June 30, 2024) shall be exchanged to equity, cancelled and satisfied in full. No shares of Series B Preferred Stock will be convertible into Class A Common Stock prior to the one-year anniversary of the date of issuance. Each share of Series B Preferred Stock will have one vote.

The Company believes that this amendment will lead to settlement of the legal actions described above under the subheading “Senior PIK Notes.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation filed with the Delaware Secretary of State on October 18, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: October 23, 2024	By:	/s/ Mark White
	Name:	Mark White
	Title:	Interim Chief Executive Officer